Exhibit 99.2

The expenses to be incurred by Zions Bancorporation relating to the registration and offering of $300,000,000 aggregate principal amount 4.50% Senior Notes due June 13, 2023 pursuant to a Registration Statement on Form S-3 (File No. 333-173299) and a related prospectus supplement filed with the Securities and Exchange Commission on June 10, 2013 are estimated to be as follows:

Estimated Fees
SEC registration fee	$40,806
Legal fees and expenses	$200,000
Fees and expenses of qualification under state securities laws (including legal fees)	$—
Accounting fees and expenses	$150,000
Printing fees	$15,000
Rating agency fees	$235,000
Trustee’s fees	$10,000
Miscellaneous	$10,194

Total expenses	$661,000